     As filed with the Securities and Exchange Commission on June 9, 1998

                                                       Registration No. 333-____



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                     WILSHIRE FINANCIAL SERVICES GROUP INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                      93-1223879
(State or other jurisdiction of      (I.R.S. employer identification No.)
 incorporation or organization)



     1776 SW MADISON STREET, PORTLAND, OREGON 97205, (503) 223-5600 (Address, including zip code, and telephone number, including area code, of principal executive offices)



         INCENTIVE STOCK PLAN OF WILSHIRE FINANCIAL SERVICES GROUP INC.
                                      AND
            STOCK OPTION AGREEMENTS ISSUED TO OFFICERS AND DIRECTORS
                            (Full title of the plan)



                             LAWRENCE A. MENDELSOHN
                                   PRESIDENT
                             1776 SW MADISON STREET
                             PORTLAND, OREGON 97205
                    (Name and address of agent for service)



                                 (503) 223-5600
         (Telephone number, including area code, of agent for service)



               With copies of all notices and communications to:
                              DANIEL E. TITELBAUM
                        HELLER EHRMAN WHITE & MCAULIFFE
                                333 BUSH STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 772-6000

                        CALCULATION OF REGISTRATION FEE



=======================================================================================================================
                                                                                   Proposed
                                           Amount          Proposed                 maximum                 Amount of
Title of securities                        to be        maximum offering           aggregate               registration
to be registered                        registered     price per share (1)     offering price (1)             fee

Common Stock issuable under the
   Incentive Stock Plan,
     $0.01 par value                    1,825,000          $23.1875                $42,317,188                $12,484

Common Stock issuable under Stock
Option Agreements of the Company,
      $0.01 par value                      29,167          $23.1875                $   676,310                $   200
=======================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended based on the average of the high and low prices reported of the registrant's Common Stock on the Nasdaq National Market on June 3, 1998.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE


        The following documents have been filed by Wilshire Financial Services Group Inc. ("Wilshire") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration
Statement:

        (a) Wilshire's Annual Report on Form 10 K for the fiscal year ended December 31, 1997;

        (b) Wilshire's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 and

        (c) the description of Wilshire's common stock contained in Wilshire's registration statement on Form 8-A filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or reports filed for the purpose of updating that description.

        All documents subsequently filed by Wilshire pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4. DESCRIPTION OF SECURITIES


        Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL


        Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS


        In accordance with Sections 102 and 145 of the Delaware General Corporation Law, Articles EIGHTH and NINTH of Wilshire's Certificate of Incorporation provide as follows:

        "EIGHTH. No director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any omission occurring prior to the time of such amendment, modification or repeal.

        NINTH. The corporation shall indemnify to the fullest extent not prohibited by law any current or former director or officer of the corporation and may indemnify to the fullest extent not prohibited by law any current or former employee or agent of the corporation who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer and may pay for or reimburse the reasonable expenses incurred by any such current or former employee or agent in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to this Article that limits the corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement."

        Wilshire has entered into indemnification agreements with certain of its officers as part of their employment agreements. Each such agreement provides that Wilshire will indemnify the officer to the fullest extent permitted by law in connection with any claim against the officer as a result of the officer's serving as an officer or director of Wilshire or in any capacity at the request of Wilshire, including in or with regard to any other entity, employee benefit plan, or enterprise. Wilshire's indemnification obligation will continue in effect after such officers cease employment with Wilshire with respect to their acts or omissions during the period that they were so employed.

        Wilshire's By-laws provide that Wilshire will indemnify its directors, officers, employees or agents to the full extent permitted by the Delaware General Corporation Law. Wilshire currently maintains coverage for its directors and officers under a directors and officers liability insurance policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.


ITEM 8. EXHIBITS


      5    Opinion of Heller Ehrman White & McAuliffe

     23.1  Consent of Heller Ehrman White & McAuliffe (filed as part of Exhibit
           5)

     23.2  Consent of Arthur Andersen LLP, Independent Auditors

     23.3  Consent of Deloitte & Touche LLP

     24    Power of Attorney (page 5)

     99.1  Incentive Stock Plan

     99.2  Form of Stock Option Agreement issued to directors

     99.3  Form of Stock Option Agreement issued to officers

ITEM 9.  UNDERTAKINGS

     A.  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on May 20, 1998.


                                WILSHIRE FINANCIAL SERVICES GROUP, INC.



                                By:  /s/ Andrew A. Wiederhorn
                                   -----------------------------------
                                          Andrew A. Wiederhorn
                                        Chief Executive Officer


                               POWER OF ATTORNEY


          Each person whose signature appears below constitutes and appoints Andrew A. Wiederhorn and Lawrence A. Mendelsohn his true and lawful attorneys fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         Signature              Title                             Date
         ---------              -----                             ----

 /s/ Andrew. A Wiederhorn
---------------------------
   Andrew. A Wiederhorn         Chairman of the Board, Chief      May 20, 1998
                                Executive Officer, Secretary
                                and Treasurer (Principal
                                Executive Officer)


 /s/ Lawrence A Mendelsohn
---------------------------
  Lawrence A Mendelsohn         President and Director            May 20, 1998

 /s/ Don H. Coleman
---------------------------
       Don H. Coleman           Director                          May 20, 1998

 /s/ David Dale-Johnson
--------------------------
    David Dale-Johnson          Director                          May 20, 1998

 /s/ Philip G. Forte
--------------------------
     Philip G. Forte            Director                          May 20, 1998

 /s/ Chris Tassos
--------------------------
     Chris Tassos               Executive Vice President          May 20, 1998
                                and Chief Financial Officer
                                (Principal Accounting and
                                Financial Officer)


                               INDEX TO EXHIBITS
                               -----------------


Item No.                    Description of Item
--------    -----------------------------------------------------------------------
   5        Opinion of Heller Ehrman White & McAuliffe

23.1        Consent of Heller Ehrman White & McAuliffe (filed as part of Exhibit 5)

23.2        Consent of Arthur Andersen LLP, Independent Auditors

23.3        Consent of Deloitte & Touche LLP, Independent Auditors

24          Power of Attorney (see page 5)

99.1        Incentive Stock Plan

99.2        Form of Stock Option Agreement issued to directors

99.3        Form of Stock Option Agreement issued to officers